As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333- 235299

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZION OIL & GAS, INC.

(exact name of registrant as specified in its charter)

Delaware	20-0065053
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000

Dallas, Texas 75243

(214) 221-4610

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Zion Oil & Gas, Inc. 2021 Omnibus Incentive Plan

(Full Title of the Plan)

 Robert W.A. Dunn

Chief Executive Officer

12655 North Central Expressway, Suite 1000

Dallas, Texas 75243

(214) 221-4610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Aboudi, Esq.

Aboudi Legal Group PLLC

745 Fifth Avenue, Suite 500

New York, New York 10151

(646) 768-4285

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2021 Omnibus INCENTIVE PLAN Common Stock, $0.01 par value per share	18,000,000	0.34	6,120,000

TOTAL	18,000,000		$6,120,000	$667.69

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable under the Registrant’s 2021 Omnibus Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the Registrant’s receipt of consideration.

(2)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on June 11, 2021 as reported on the OTCQX Market.

EXPLANATORY NOTES

Zion Oil & Gas, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with respect to (i) 18,000,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Registrant issuable pursuant to the Registrant’s 2021 Omnibus Incentive Plan (the “2021 Plan”), which shares of Common Stock are in addition to the consolidation of the 2011 “Equity Plan” and the 2011 “Directors’ Plan” with and into the 2021 Plan with approximately (i) 14,348,500 shares of Common Stock under the 2011 Plan and (ii) approximately 6,475,000 shares of Common Stock under the 2011 Directors Plan registered on the Registrant’s Form S-8 filed on January 8, 2017  (Commission File No. 333-216191), and as amended on the Registrant’s Form S-8 filed on January 3, 2012  (Commission File No. 333-178970) and as amended on the Registrant’s Form S-8 filed on December 8, 2015  (Commission File No. 333-193336) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of Form S-8 have been, or will be, sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. In accordance with the introductory note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

a.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 24, 2021 and the information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders filed with the Commission on April 13, 2021; and

b.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (filed with the Commission on May 13, 2021); and

c.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 15, 2021, February 1, 2021, April 8, 2021, April 13, 2021 and June 10, 2021; and

d.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description, the description of our warrant in our registration statement on Form 8-A filed with the SEC on January 29, 2015, and the description of our convertible bond in the Form S-3, Registration No. 333-216191, filed on February 23, 2017 with the Original Indenture as Exhibit 4.2, and as amended on Form S-3/A filed on March 7, 2017 and the Supplemental Indenture in the Form 8-K filed on October 21, 2015 and the description of our Convertible Bonds incorporated in Form 8-A filed with the SEC on October 21, 2015 and April 28, 2016 and as amended on Form S-1, Registration No. 333-235299, filed on December 11, 2019; and

e.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above (other than the portions of these reports not deemed to be filed).

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Aboudi Legal Group PLLP, New York, New York, counsel for the Registrant, is passing on the validity of the Common Stock being offered by under the Plans. Mr. David Aboudi is a partner in the law firm Aboudi Legal Group PLLC.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. Our bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney’s fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our certificate of incorporation, bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 7. Exemption from Registration Claimed

None.

Item 8. Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of Zion Oil & Gas, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-B2 of Zion Oil & Gas, filed January 25, 2006, Commission File No. 333-131275).(1)

4.2	Certificate of Incorporation of Zion Oil & Gas, Inc., as amended (filed as Exhibit 3.1(1) to the Form 8-K filed June 11, 2015).(1)

4.3	Amended and Restated Bylaws of Zion Oil & Gas, Inc. (filed as Exhibit 3(i).1 to the Form 8-K filed December 21, 2017.(1)

4.4	2021 Omnibus Incentive Plan – Appendix - Israel

5.1	Opinion of Aboudi Legal Group PLLC

23.1	Consent of RBSM, LLP

23.2	Consent of Aboudi Legal Group PLLC, included in opinion filed as Exhibit 5.1

(1)	Incorporated by reference.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 or a Form S-1 for a Smaller Reporting Company and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 14, 2021.

ZION OIL & GAS, INC.

By:	/s/ Robert Dunn
	Name:	Robert W.A. Dunn
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John M. Brown	Executive Chairman	June 14, 2021
John M. Brown

/s/ Robert Dunn	Chief Executive Officer and Director	June 14, 2021
Robert Dunn	(Principal Executive Officer)

/s/ Michael B. Croswell Jr	Chief Financial Officer	June 14, 2021
Michael B. Croswell Jr

/s/ Virginia Prodan	Director	June 14, 2021
Virginia Prodan

/s/ Paul Oroian	Director	June 14, 2021
Paul Oroian

/s/ Jeffrey Moskowitz	Director	June 14, 2021
Jeffrey Moskowitz

/s/ Brad Dacus	Director	June 14, 2021
Brad Dacus

/s/ Martin M. van Brauman	Director, EVP, Corporate Secretary/Treasurer	June 14, 2021
Martin M. van Brauman

/s/ William H. Avery	President, Director, General Counsel	June 14, 2021
William H. Avery

/s/ Dr. Amotz Agnon	Director	June 14, 2021
Justin W. Furnace

/s/ Kent Siegel	Director	June 14, 2021
Kent Siegel

/s/ Gene Scammahorn	Director	June 14, 2021
Gene Scammahorn

/s/ Sarah Caygill	Director	June 14, 2021
Sarah Caygill

/s/ John Seery	Director	June 14, 2021
John Seery

/s/ Dr. Lee Russell	Director	June 14, 2021
Dr. Lee Russell

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of Zion Oil & Gas, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-B2 of Zion Oil & Gas, Inc., filed January 25, 2006, Commission File No. 333-131275).(1)

4.2	Certificate of Incorporation of Zion Oil & Gas, Inc., as amended (filed as Exhibit 3.1(1) to the Form 8-K filed June 11, 2015).(1)

4.3	Amended and Restated Bylaws of Zion Oil & Gas, Inc. (filed as Exhibit 3(i).1 to the Form 8-K filed December 21, 2021).(1)

4.4	2021 Omnibus Incentive Plan – Appendix - Israel

5.1	Opinion of Aboudi Legal Group PLLC

23.1	Consent of RBSM, LLP

23.2	Consent of Aboudi Legal Group PLLC, included in opinion filed as Exhibit 5.1

(1)	Incorporated by reference.